 EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

IEC Electronics Corp.
105 Norton Street
Newark, New York 14513

We hereby consent to the incorporation by reference in the Registration Statements of IEC Electronics Corp. on Forms S-8 (Nos. 33-63816, 33-79360, 333-4634, 333-84471, 333-103847, 331-122181 and 333-151218) our report dated April 18, 2008 with respect to the financial statements of Val-U-Tech Corp. for the years ended December 31, 2007 and December 31, 2006 which appear in the Current Report on Form 8-K/A of IEC Electronics Corp. dated August 13, 2008.

/s/ Rotenberg and Co., LLP

Rochester, New York

August 13, 2008